UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2012

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland (State or other Jurisdiction of Incorporation)	001-34877 (Commission File Number)	27-1925611 (IRS Employer Identification No.)

1050 17th Street, Suite 800 Denver, CO (Address of Principal Executive Offices)	80265 (Zip Code)

Registrant’s telephone number, including area code:  (866) 777-2673

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 5, 2012, CoreSite Realty Corporation (the “Company”) entered into an underwriting agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell 4,000,000 shares of the Company’s 7.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $25.00 per share.  The Company granted the Underwriters a 30-day option to purchase up to an additional 600,000 shares of its Series A Preferred Stock to cover over-allotments, if any.  On December 7, 2012, the Underwriters exercised their over-allotment option to purchase an additional 600,000 shares of the Company's Series A Preferred Stock.  The offering of 4,600,000 shares of Series A Preferred Stock is expected to close on December 12, 2012, subject to customary closing conditions.

The Company estimates that the net proceeds of the offering, after deducting underwriting discounts and other estimated offering expenses, will be approximately $111.0 million.  The Company intends to contribute the net proceeds of the offering to its operating partnership subsidiary, CoreSite, L.P. (the “Operating Partnership”).  The Operating Partnership intends to subsequently use the net proceeds of the offering to temporarily repay borrowings under the Company’s revolving credit facility, repay the full amount of the Company’s mortgage loan payable on the Company’s 12100 Sunrise Valley property and for general corporate purposes, which could include the acquisition of additional properties or to fund development and redevelopment opportunities.

The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on October 20, 2011 (File No. 333-177053), a base prospectus, dated October 20, 2011, included as part of the registration statement, and a prospectus supplement, dated December 5, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.  The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding certain matters of Maryland law, including the validity of the shares of Series A Preferred Stock to be issued and sold in the offering.

The foregoing description of the underwriting agreement is a summary and is qualified in its entirety to the terms of the underwriting agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of December 5, 2012, among the Company, CoreSite, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the Underwriters

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012	CoreSite Realty Corporation

	By:	/s/ Jeffrey S. Finnin
Name: Jeffrey S. Finnin
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of December 5, 2012, among the Company, CoreSite, L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the Underwriters

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)